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                                                                   EXHIBIT 11.1



                       TRANSAMERICAN REFINING CORPORATION

                   Computation of Net Income (Loss) Per Share
                     (In Thousands, except per share data)

                                              SIX MONTHS ENDED
                                                JULY 31, 1996
                                              ----------------
Primary:

Weighted average shares outstanding                 30,000

Common equivalent shares related to
   common stock purchase warrants                    7,458
                                                   -------

Weighed average shares and common
   stock equivalents                                37,458
                                                   =======

Net income                                         $42,044
                                                   =======

Net income per share                               $  1.12
                                                   =======